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                          SUBSIDIARY SECURITY AGREEMENT

          THIS SUBSIDIARY SECURITY AGREEMENT (the "AGREEMENT") is made as of June 14, 2006 by and among ZBB Technologies, Ltd., an Australian corporation (the "COMPANY"), and the secured parties signatory hereto and their respective endorsees, transferees and assigns (collectively, the "SECURED PARTIES") and CRUCIAN TRANSITION INC. DBA CTI CAPITAL MANAGEMENT, a Delaware corporation (the "COLLATERAL AGENT"), as agent for the Secured Parties.

                                   WITNESSETH:

          WHEREAS, pursuant to a Note Purchase Agreement, dated June 14, 2006, (the "NOTE PURCHASE AGREEMENT") ZBB Energy Corporation, a Wisconsin corporation (the "PARENT") issued to the Secured Parties certain 8% Senior Secured Notes (collectively, the "NOTES"); and

          WHEREAS, pursuant to a Note Purchase Agreement, the Company executed and delivered to the Secured Parties a Guaranty Agreement dated June 14, 2006, (the "GUARANTY").

          NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as "general intangibles" and "proceeds") shall have the respective meanings given such terms in Article 9 of the UCC.

               a. "COLLATERAL" means the collateral in which the Secured Parties is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

                    i. All goods, including, without limitation, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items, owned by the Company and used in connection with the Company's businesses and all improvements thereto; and

                    ii. All inventory of the Company; and

                    iii. All of the Company's contract rights and general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, employee

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non-compete, non-disclosure and assignment of rights agreements, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, deposit accounts, and income tax refunds; and

                    iv. All receivables of the Company including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each receivable, including any right of stoppage in transit;

                    v. All of the Company's Intellectual Property; and

                    vi. All of the Company's documents, instruments and chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(v) above.

               b. "COPYRIGHTS" shall mean all of the following in which the Company now holds or hereafter acquires any interest (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) any continuations, renewals or extensions thereof; (iv) any registrations to be issued in any pending applications; (v) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works;
(vi) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (vii) rights to sue for past, present and future infringements of any copyright;
(viii) any rights in any material which is copyrightable or which is protected by common law, United States copyright laws or similar laws, or any law of any State, and (ix) any other rights corresponding to any of the foregoing rights throughout the world; including, without limitation, any referred to in SCHEDULE B hereto.

               c. "COPYRIGHT LICENSE" shall mean any agreement, written or oral, in which the Company now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether the Company is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which the Company has obtained the exclusive right to use a copyright owned by a third party, and including, without limitation, any thereof referred to in SCHEDULE B hereto.

               d. "INTELLECTUAL PROPERTY" shall mean, collectively, the Software Intellectual Property, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and Trade Secrets.

               e. "OBLIGATIONS" means all of the Company's obligations under the Guaranty and this Agreement, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and

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later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

               f. "PATENTS" shall mean all of the following in which the Company now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (ii) all reissues, divisions, continuations, renewals, continuations in part or extensions thereof;
(iii) all petty patents, divisionals and patents of addition; (iv) all patents to issue in any such applications; (v) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (vi) rights to sue for past, present and future infringements of any patent; including, without limitation, any referred to in SCHEDULE B hereto.

               g. "PATENT LICENSE" shall mean any agreement, whether written or oral, in which the Company now holds or hereafter acquires any interest, granting any right with respect to any Patent (whether the Company is the licensee or the licensor thereunder), including, without limitation, any referred to in SCHEDULE B hereto.

               h. "SOFTWARE INTELLECTUAL PROPERTY" shall mean (i) all software programs (including all source code, object code and all related applications and data files), whether now owned, upgraded, enhanced, licensed or leased or hereafter acquired by the Company; (ii) all computers and electronic data processing hardware and firmware associated therewith; (iii) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such software, hardware and firmware described in the preceding subclauses (i) and (ii); and (iv) all rights with respect to all of the foregoing, including, without limitation, any and all upgrades, modifications, copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and substitutions, replacements, additions, or model conversions of any of the foregoing.

               i. "TRADEMARKS" shall mean any of the following in which the Company now holds or hereafter acquires any interest: (i) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the "MARKS"); (ii) any reissues, extensions or renewals thereof,
(iii) the goodwill of the business symbolized by or associated with the Marks,
(iv) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future

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infringement and (v) rights to sue for past, present and future infringements of the Marks, including, without limitation, any referred to in SCHEDULE B hereto.

               j. "TRADEMARK LICENSE" shall mean any agreement, written or oral, in which the Company now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether the Company is the licensee or the licensor thereunder) including, without limitation, any thereof referred to in SCHEDULE B hereto.

               k. "TRADE SECRETS" shall mean common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Company, and any agreement, written or oral, in which the Company now holds or hereafter acquires any interest, granting any right in and to any of the foregoing, whether or not any of the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to any of the foregoing, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any of the foregoing and for the breach or enforcement of any of the foregoing.

               l. "UCC" means the Uniform Commercial Code, as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

          2. GRANT OF SECURITY INTEREST. As an inducement for the Secured Parties to purchase the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Parties, a continuing senior security interest in, a continuing first lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company's right, title and interest of whatsoever kind and nature in and to the Collateral (the "SECURITY INTEREST").

          3. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE COMPANY. Except as set forth on SCHEDULE A attached hereto, the Company represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

               a. The Company has the requisite corporate power and authority to enter into this Agreement and otherwise carry out its obligations thereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally.

               b. The Company represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where the Collateral is stored or located, except as set forth on SCHEDULE A attached hereto;

               c. The Company is the sole owner of the Collateral (except for non-exclusive licenses granted by the Company in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, except as set forth on SCHEDULE A, and is fully authorized to grant the Security Interest in and to pledge the Collateral. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, without the prior consent of the Collateral Agent, which consent shall not be unreasonably withheld, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

               d. No part of the Collateral or rights in connection therewith has been judged, by any governmental body with proper jurisdiction, to be invalid or unenforceable. No written claim has been received alleging the Company's use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

               e. The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on SCHEDULE A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Parties valid, perfected and continuing first priority liens in the Collateral.

               f. This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral and, to the extent that it can be perfected through such filings, the Intellectual Property. Except for the filing of financing statements on Form-1 under the UCC with the jurisdictions indicated on SCHEDULE A, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Company of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Company or (ii) for the perfection of, or exercise by the Secured Parties of, their rights and remedies hereunder.

               g. Prior to or after the closing of the Note Purchase Agreement, the Secured Parties, through the Collateral Agent, may file or cause to be filed one or more executed UCC financing statements on Form-1 with respect to the Security Interest with the appropriate jurisdictions. Furthermore, upon request of the Collateral Agent, the Company shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Secured Parties' security interest in the Intellectual Property and the goodwill and general intangibles of the Company relating thereto or represented thereby.

               h. The execution, delivery and performance of this Agreement does not conflict with or cause a material breach or default, or an event that with or without the passage of time or notice, shall constitute a material breach or default, under any agreement to which the Company is a party or by which the Company is bound. No consent (including, without limitation, from stockholders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

               i. The Company shall at all times safeguard, protect and maintain the Collateral for the account of the Secured Parties until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 12. Without limiting the generality of the foregoing, the Company shall pay all governmental fees and taxes necessary to maintain the Collateral and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

               j. The Company will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral, other than in the ordinary course of business, without the prior written consent of the Secured Parties.

               k. The Company shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any substantial change in the Collateral other than in the ordinary course of business, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties' security interest therein.

               l. The Company shall promptly execute and deliver to the Secured Parties such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Collateral Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Security Interest.

               m. Subject to a confidentiality agreement reasonably acceptable to the Collateral Agent and the Company, the Company shall permit the Collateral Agent and its representatives and agents to inspect the Collateral at any time and to make copies of records pertaining to the Collateral as may be requested by the Collateral Agent from time to time.


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               n. The Company will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

               o. The Company shall promptly notify the Collateral Agent in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

               p. All information supplied to the Secured Parties or the Collateral Agent by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date hereof, and all information supplied after the date hereof to the Secured Parties shall be accurate in all material respects.

               q. SCHEDULE B attached hereto includes all Patents and Patent Licenses, if any, owned by the Company in its own name as of the date hereof. SCHEDULE B hereto includes all Trademarks and Trademark Licenses, if any, owned by the Company in its own name as of the date hereof. SCHEDULE B hereto includes all Copyrights and Copyright Licenses, if any, owned by the Company in its own name as of the date hereof. All of the Intellectual Property is valid, subsisting, unexpired, enforceable and has not been abandoned. Except as set forth in SCHEDULE B, none of such Intellectual Property is the subject of any licensing or franchise agreement as of the date of this Agreement. No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of any Intellectual Property. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any of the Intellectual Property, or (ii) which, if adversely determined, would have a material adverse effect on the value of any of the Intellectual Property. The Company has used and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the Intellectual Property and consistent standards of quality in products leased or sold under the Intellectual Property.

               r. With respect to any Intellectual Property:

                    i. such Intellectual Property is subsisting and the rights in connection with such Intellectual Property have not been adjudged invalid or unenforceable, in whole or in part;

                    ii. the rights in connection with such Intellectual Property are valid and enforceable;

                    iii. the Company has made all necessary filings and recordations necessary to protect its interest in such Intellectual Property, including, without limitation, recordations of all of its interests in the Patents, Patent Licenses, Trademarks and Trademark Licenses in the United States Patent and Trademark Office and its claims to the Copyrights and Copyright Licenses in the United States Copyright Office and similar government offices of foreign countries;


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                    iv. other than as set forth in SCHEDULE B, the Company is
the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property and no claim has been made that the use of such Intellectual Property infringes on the asserted rights of any third party; and

                    v. the Company has performed and will continue to perform all acts and has paid all required fees and taxes to maintain its rights with respect to each and every item of Intellectual Property in full force and effect.

               s. The Company shall:

                    i. except with respect to any Trademark or Copyright that the Company shall reasonably determine is of negligible economic value to the Company, maintain each Trademark and Copyright in full force free from any claim of abandonment for non-use, maintain as in the past the quality of products and services offered under such Trademark or Copyright; employ such Trademark or Copyright with the appropriate notice of registration; not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark or Copyright unless the Secured Parties shall obtain a perfected security interest in such mark pursuant to this Agreement; and not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark or Copyright may become invalidated;

                    ii. not, except with respect to any Patent that it shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any Patent may become abandoned; and

                    iii. notify the Collateral Agent and the Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any Patent, Trademark or Copyright may become abandoned, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in the United States) regarding its ownership of any Patent, Trademark or Copyright or its right to register the same or to keep and maintain the same.

               t. Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office or similar government office of any foreign country, or acquire rights to any new Patent, Trademark or Copyright whether or not registered, report such filing to the Collateral Agent within five (5) business days after the last day of the fiscal quarter in which such filing occurs.

               u. The Company shall take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents, Trademarks and


                                        8

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Copyrights, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

               v. In the event that any Patent, Trademark or Copyright included in the Intellectual Property is infringed, misappropriated or diluted by a third party, the Company shall promptly notify the Collateral Agent after it learns thereof and shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is of negligible economic value to it, which determination it shall promptly report to the Collateral Agent: promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. If the Company lacks the financial resources to comply with this
Section 3(v), the Company shall so notify the Collateral Agent and shall cooperate fully with any enforcement action undertaken by the Collateral Agent on behalf of the Company.

          4. DEFAULTS. The occurrence of an Event of Default as defined in the Note Purchase Agreement shall be an "EVENTS OF DEFAULT."

          5. DUTY TO HOLD IN TRUST. Upon the occurrence of an Event of Default, and at any time thereafter, the Company shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties for application to the satisfaction of the Obligations.

          6. THE COLLATERAL AGENT; RIGHTS AND REMEDIES UPON DEFAULT. Each of the Secured Parties hereby irrevocably appoints the Collateral Agent to act on its behalf hereunder and under any other document executed in connection herewith, and authorizes the Collateral Agent to take such actions on its behalf to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, and the Company shall not have rights as a third party beneficiary of any such provision in this Section 6. The Collateral Agent is authorized to act, in its sole discretion, on behalf of the Secured Parties as described herein. Upon occurrence and continuance of any Event of Default and at any time thereafter, the Collateral Agent (on behalf of the Secured Parties) shall have the right to exercise (on behalf of the Secured Parties) all of the remedies conferred to the Secured Parties hereunder and under the Notes, and the Collateral Agent (on behalf of the Secured Parties) shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then subject). Without limitation, the Collateral Agent (on behalf of the Secured Parties) shall have the following rights and powers:

               a. to have a third party custodian take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Company shall assemble the Collateral and make it available to the Collateral Agent for the benefit of the Secured Parties at places which the Collateral Agent shall reasonably select, whether at the Company's premises or elsewhere, and make available to the Collateral Agent, without rent, all


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

of the Company's respective premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form; and

               b. to operate the business of the Company using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Collateral Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

          7. INDEMNIFICATION OF THE COLLATERAL AGENT. Neither the Collateral Agent nor any of its affiliates or representatives will be liable for any action taken or omitted to be taken by it or them under this Agreement in good faith and believed by it or them to be within the discretion or power conferred upon it or them by this Agreement or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct). Unless indemnified to its satisfaction against loss, cost, liability and expense, the Collateral Agent may not be compelled to do any act under this Agreement or to take any action toward the execution or enforcement of the powers created under this Agreement or to prosecute or defend any suit in respect of this Agreement. If the Collateral Agent requests instructions from Secured Parties with respect to any act or action in connection with this Agreement, then the Collateral Agent is entitled to refrain (without incurring any liability to anyone by so refraining) from that act or action unless and until it has received instructions. In no event, however, may the Collateral Agent or any of its representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Secured Party has any right of action against the Collateral Agent as a result of the Collateral Agent's acting or refraining from acting under this Agreement in accordance with instructions of the Secured Parties. EACH SECURED PARTY (IN PROPORTION TO THE THEN-OUSTANDING PRINCIPAL AMOUNT OF NOTES) SHALL INDEMNIFY THE COLLATERAL AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THIS AGREEMENT.

          8. APPLICATIONS OF PROCEEDS. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys' fees and expenses incurred by the Secured Parties in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Company any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, (i) then the proceeds shall be allocated among the Secured Parties in proportion to the amount outstanding under each Note, and
(ii) the Company will be liable for the deficiency, together with interest thereon, at the Default Rate, as defined in the Note Purchase Agreement, and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral.

          9. COSTS AND EXPENSES. The Company agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Parties. The Company shall also pay all other claims and charges which would reasonably be expected to prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. Each party shall bear its own expenses with respect to this Agreement, except that upon the occurrence and continuance of an Event of Default, the Company shall upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent incurs in connection with (a) the enforcement of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (c) the exercise or enforcement of any of the rights of the Secured Parties under the Notes. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

          10. RESPONSIBILITY FOR COLLATERAL. The Company assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Company hereunder or under the Notes shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

          11. SECURITY INTEREST ABSOLUTE. All rights of the Secured Parties and all Obligations of the Company hereunder, shall be absolute and unconditional, regardless of: (a) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (b) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; or (c) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral. The Company expressly waives presentment, protest and notice of protest. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, the Company's obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Parties to proceed against any other person or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy.

          12. TERM OF AGREEMENT. This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been indefeasibly made in full and all other Obligations have been indefeasibly paid. Upon such termination, the Secured Parties and the Collateral Agent, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

          13. POWER OF ATTORNEY; FURTHER ASSURANCES.

               a. The Company authorizes the Collateral Agent, as agent for the Secured Parties, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Company's true and lawful attorney-in-fact, with power, in its own name or in the name of the Company, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Collateral Agent or any Secured Parties; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Collateral Agent, and at the Company's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Notes, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

               b. On a continuing basis, the Company will cooperate in good faith with the Collateral Agent to make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any applicable jurisdiction, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Collateral Agent, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Collateral Agent the grant or perfection of a security interest in all the Collateral.

               c. The Company hereby irrevocably appoints the Collateral Agent as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable in order to perfect the Security Interest, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law.

          14. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given (i) if delivered by hand, (ii) upon receipt of proof of sending thereof if sent by facsimile, (iii) upon receipt if sent by nationally recognized overnight delivery service (receipt requested), the next business day, or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

     If to the Company:            ZBB Energy Corporation
                                   N93 W14475 Whittaker Way
                                   Menomonee Falls, WI 53051
                                   Attn: Robert Parry, Chief Executive Officer
                                   Telephone: (262) 253-9800
                                   Facsimile: (262) 253-9822

     with copies to:               Hodgson Russ LLP
                                   60 East 42nd Street, 37th Floor
                                   New York, New York 10165 - 0150
                                   Attn: Steven Weiss, Esq.
                                   Telephone: (212) 661-3535
                                   Facsimile: (212) 972-1677

     if to the Collateral Agent:   CTI Capital Management
                                   1967 Longwood-Lake Mary Road
                                   Longwood, Florida 32750
                                   Attention: Kara Irish
                                   Telephone: (407) 833-4000
                                   Facsimile: (407) 771-4419

     with copies to:               Tarter Krinsky & Drogin LLP
                                   470 Park Avenue South, 14th Floor
                                   New York, NY 10016
                                   Attention: James G. Smith, Esq.
                                   Telephone: (212) 481-8585
                                   Facsimile: (212) 481-9062

          15. OTHER SECURITY. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Collateral Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties' rights and remedies hereunder.

          16. MISCELLANEOUS.

               a. No course of dealing between the Company, the Collateral Agent and any Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Parties, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

               b. All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

               c. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto, including the prior Agreement. Any term of this Agreement may be terminated or amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with written consent of the Company and the holders of more than fifty percent (50%) of the then-outstanding principal amount of the Notes. Any termination, amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of the Notes, each future holder of the Notes, their successors and assigns, and the Company.

               d. In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

               e. No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

               f. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

               g. Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

               h. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. Each of the parties hereto hereby consents to the exclusive jurisdiction and venue of the Courts of the State of New York, located in the City and County of New York and the United States District Court, Southern District, for the State of New York with respect to any matter relating to this Agreement and performance of the parties' obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties' obligations thereunder and each of the parties hereto hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction. Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of New York by registered or certified mail to the parties and their representatives at their respective addresses specified in Section 14 hereof, provided that a reasonable time, not less than thirty (30) days, is allowed for response. Service of process may also be made in such other manner as may be permissible under the applicable court rules.

               i. EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION. THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

               j. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  [remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Security Agreement to be duly executed on the day and year first above written.

                                        COMPANY:

                                        ZBB TECHNOLOGIES, LTD.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        COLLATERAL AGENT:

                                        CRUCIAN TRANSITION INC.
                                        DBA CTI CAPITAL MANAGEMENT


                                        By:
                                            ------------------------------------
                                            Name:

                       [signatures continue on next page]

                                SECURED PARTIES:

                                        ABS SOS-PLUS PARTNERS, LTD.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        BUSHIDO CAPITAL MASTER FUND L.P.
                                        By: Bushido Capital Partners, Ltd.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE A

Principal Place of Business of the Company:

Locations Where Collateral is Located or Stored:

Exceptions to Representations and Warranties Under Section 3:

                                   SCHEDULE B


                                       19